UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2026

Ascent Industries Co.
(Exact name of registrant as specified in its charter)

Delaware		0-19687		57-0426694
(State or other jurisdiction of incorporation or organization)		(Commission File Number)		(I.R.S. Employer Identification No.)

20 N. Martingale Rd,	Suite 430,
Schaumburg,	Illinois			60173
(Address of principal executive offices)				(Zip Code)
		(630)	884-9181
(Registrant's telephone number, including area code)

Inapplicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $1.00 per share	ACNT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On July 17, 2026, Ascent Industries Co. (the "Company”) entered into an Omnibus Joinder to Loan Documents with BMO Bank N.A. and the other lenders under Ascent’s credit facility (the “Credit Facility Amendment”). The Credit Facility Amendment was entered into in connection with the Company's recently announced acquisition of Midwest Graphic Sales, Inc. and Sigma Coatings, Inc. (together "Midwest"). In connection with the acquisition, the Company formed Ascent Chemicals - MGS, LLC, a wholly-owned subsidiary, to hold the acquired business and the related assets. Pursuant to the amendment, the Credit Agreement was amended to reflect the addition of Ascent Chemicals - MGS, LLC as a loan party and to make certain related conforming changes, including updates to the schedules and exhibits thereto.

Except as expressly modified by the Credit Facility Amendment, the material terms of the Credit Agreement remain unchanged and continue in full force and effect. The foregoing description of the Credit Facility Amendment is qualified in its entirety by reference to the full text of the Credit Facility Amendment, which will be filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Omnibus Joinder to Credit Agreement with BMO Bank N.A. and the other lenders party thereto as of July 17, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT INDUSTRIES CO.

Dated: July 21, 2026	By: /s/ Ryan Kavalauskas
Ryan Kavalauskas
Chief Financial Officer